SUB ITEM 77Q1

An Amendment, dated August 19, 2008, to the Amended and Restated Declaration of Trust of MFS Series Trust IX, dated December 16, 2004, is contained in Post-Effective Amendment No. 67 to the Registration Statement (File Nos. 2-50409 and 811-2464), as filed with the Securities and Exchange Commission via EDGAR on August 27, 2008, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.